TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this "Agreement") is made, as of this 1st day of January, 2012 (the "Effective Date"), by and between CELESTE FIERRO, an individual ("Fierro"), and THE ONE GROUP, LLC, a Delaware limited liability company ("TOG"), each having an address as set forth on the signature page to this Agreement.

WHEREAS, Fierro presently has a 15.14% ownership interest in JEC II, LLC, a New York limited liability company ("JEC II");

WHEREAS, Fierro desires to transfer to TOG, and TOG desires to accept from Fierro all of her right, title and interest of any nature whatsoever in or to JEC II (the "JEC II Interest") in consideration of the Purchase Consideration (as hereinafter defined) in accordance with the terms herein provided; and

WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transaction contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Transfer and Deliveries. On the Effective Date:

   (a)         Fierro hereby assigns, transfers, conveys and delivers to TOG all of its right, title and interest in and to (1) the JEC II Interest and (2) any interest now or heretofore owned by Fierro in One Marks, LLC (the "One Marks Interest", together with the JEC II Interest, the "Interest") and TOG hereby assumes all of the rights and liabilities related to the Interest;

   (b)         In full and final consideration of the Interest, TOG hereby grants to Fierro the following (the "Purchase Consideration") 5,429 membership interest units in TOG (the "TOG Interest") and Fierro hereby assumes all of the rights and liabilities related to the TOG Interest; and

   (c)         Fierro hereby agrees that the TOG Interest shall be bound by all the terms and conditions of the operating agreement of TOG (the "TOG Operating Agreement") applicable to "Members" of TOG.

2.         Representations, Warranties and Covenants of Fierro.

     Fierro represents, warrants and covenants to TOG as follows:

   (a)         Fierro is the record and beneficial owner of the Interest free and clear of all claims, liens, charges and encumbrances and is transferring to TOG good title to the Interest free and clear of any claims, liens, charges and/or encumbrances. Fierro has the full right, power and authority to execute, deliver and perform this Agreement and to assign, transfer, convey and deliver to TOG the Interest in accordance with the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Fierro and constitutes a valid and binding agreement of Fierro enforceable against her in accordance with its terms. The execution and delivery of this Agreement by Fierro does not, and the pe1fmmance by it of her obligations hereunder will not (i) constitute a violation of, conflict with or result in a default under, any contract, agreement or instrument of any kind to which Fierro is a party or by which any of the Interest is bound, or (ii) violate any judgment, decree, order, law, rule or regulation applicable to Fierro. The transactions contemplated hereby have not been planned and will not be effected with intent to hinder, delay or defraud any creditor of Fierro, and will not otherwise constitute a fraudulent transfer or conveyance under any applicable law, including section 548 of Title 11 of the United States Code.

   (b)         This Agreement transfers all of Fierro's right, title, claim and interest of any nature whatsoever, in. JEC II and One Marks, LLC to TOG, regardless of whether the ownership percentage set forth above represents more or less than Fierro's actual percentage of ownership in JEC II or One Marks, LLC, and Fierro agrees to execute, at Fierro's sole cost and expense, any and all additional agreements or other instruments necessary or appropriate, after the Effective Date to evidence such transfer.

   (c)         Fierro is an "accredited investor" and has significant prior investment experience, including investment in non-listed and non-registered securities. Fierro is knowledgeable about investment considerations in unregistered and restricted securities. Fierro has a sufficient net worth to sustain a loss of her entire investment in TOG in the event such a losses should occur. Fierro 's overall commitment to investments which are not readily marketable ls not excessive in view of her net worth and financial circumstances. The investment is a suitable one for Fierro.

   (d)         The TOG Interest is not registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Fierro understands that the transfer of the TOG Interest is intended to be exempt from registration under the Act.

   (e)         Neither the Securities and Exchange Commission nor any state securities commission has approved the transfer of the TOG Interest or passed upon or endorsed the merits of the transfer.

   (f)          Fierro shall bear the economic risk of the investment in the TOG Interest until such time as Fierro disposes of the TOG Interest consistent with the te1ms and provisions of the TOG Operating Agreement. Fierro understands that no public market now exists for the TOG Interest, that TOG has not made any assurances that a public market will ever exist for the TOG Interest and that the TOG Operating Agreement provides only for limited opportunities to liquidate an investment in TOG. In addition to the foregoing, Fierro hereby covenants and agrees to be bound by the terms and conditions of the TOG Operating Agreement applicable to a "Member" of TOG.

  (g)         Fierro has adequate means of providing for Fierro’s current needs and foreseeable personal contingencies and has no need for Fierro's investment in the TOG Interest to be liquid.

   (h)        The execution, delivery and performance by Fierro of this Agreement are within the powers of Fierro and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any coour or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Fierro is a party or by which Fierro is bound. The signature of Fierro on this Agreement is genuine, and this Agreement constitutes the legal, valid and binding obligations of Fierro, enforceable in accordance with its terms.

   (i)          Fierro understands and acknowledges that TOG makes no representation or warranty and gives no assurance to Fierro with respect to the value of TOG, JEC II, or One Marks, LLC, or of the TOG Interest or the Interest. The transfer of the Interest represents privately negotiated consideration for the TOG Interest, and Fierro has determined that TOG's transfer of the TOG Interest to Fierro represents fair consideration for Fierro's transfer of the Interest to TOG. Fierro hereby irrevocably waives and releases TOG and its respective directors, officers, employees, agents and representatives from any and all actions and claims whatsoever, whether in law or equity, relating to the determination of the consideration set forth herein.

   (j)          The representations and warranties ·contained in this Agreement shall survive the Effective Date.

3.         Representations, Warranties and Covenants of TOG.

     TOG represents, warrants and covenants to Fierro as follows:

   (a)         This Agreement grants to Fierro the TOG Interest and TOG agrees to execute, at TOG's sole cost and expense, any and all additional agreements or other instruments necessary or appropriate, after the Effective Date to evidence such transfer.

   (b)         The Interest is not registered under the Act, or any state securities laws. TOG understands that the transfer of the Interest is intended to be exempt from registration under the Act, based, in part, upon the representations, warranties, covenants and agreements of TOG contained in this Agreement.

   (c)         Neither the Securities and Exchange Commission nor any state securities commission has approved the transfer of the Interest or passed upon or endorsed the merits of the transfer.

   (d)         The execution, delivery and perf01mance by TOG of this Agreement are within the powers of TOG, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which TOG is a patty or by which TOG is bound; and will not violate any provision of the charter documents, by-laws, indenture of trust, operating agreement or partnership agreement, as applicable, of TOG. The signature of TOG on this Agreement is genuine; the signatory has been duly authorized to execute the same; and this Agreement constitutes the legal, valid and binding obligations of TOG, enforceable in accordance with its terms.

   (e)        The representations and warranties contained in this Agreement shall survive the Effective Date.

4.        Miscellaneous.

   (a)         If any one or more of the provisions of this Agreement shall for any reason be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision was not contained herein, or was contained herein only to the extent the same was enforceable.

   (b)        This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   (c)         This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof.

   (d)         Each of Fierro and TOG each acknowledge and agree that JEC II may rely on each of their respective representations, warranties, covenants and agreements set forth in this Agreement. Fierro acknowledges and agrees that TOG may rely on her representations, warranties, covenants and agreements set forth in this Agreement.

   (e)         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

   (f)          This Agreement shall be binding and inure to the benefit of the heirs, personal and legal representatives, successors and assigns of the parties.

   (g)         This Agreement may be executed in separate counterparties, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   (h)         The paragraph headings and captions herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   (i)          All notices, requests or other communications hereunder shall be in writing and shall be delivered in person or sent by overnight courier service or by registered or certified mail, postage prepaid, and shall be deemed given upon the date of receipt if delivered in person or sent by overnight courier service, or after three days if mailed, in each case addressed to the parties at the respective addresses set forth on the signature page to this Agreement with a copy to JEC II and the TOG, both having an address at 411 West 14th Street, 3rd Floor, New

York, New York, 10014.

   (j)           Each of Fierro and TOG acknowledges and agrees that The Giannuzzi Group, LLP (i) has prepared this Agreement at the request of TOG and that The Giannuzzi Group, LLP has solely represented the interests of TOG in connection with the negotiation and drafting (and any and all matters relating thereto) of this Agreement, and (ii) has f01merly represented, and presently represents, Fierro with respect to ce1tain matters. Fierro hereby waives any and all claims Fierro may have, whether known or unknown, with respect to any conflict of interest in connection with The Giannuzzi Group, LLP's representation of TOG in connection with the Agreement (and any and all matters relating thereto). Fierro further acknowledges and agrees that Fierro has, prior to executing this Agreement, retained separate, independent legal and tax counsel to review and analyze this Agreement and all of the te1ms set forth herein and has not relied on the advice or counsel of The Giannuzzi Group, LLP, or any of their attorneys, in entering into this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Transfer Agreement as of the date and year first above written.

FIERRO:

By:	/s/ Celeste Fierro
CELESTE FIERRO

Address:	210 Fifth Avenue, Apt. 602
New York, New York 10010

TOG:

THE ONE GROUP, LLC

By:
Jonathan Segal
Managing Member

Address:	411 West 14th Street, 3rd Floor
New York, New York 10014

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